As filed with the Securities and Exchange Commission on December 4, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Business Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	6022	39-1576570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 Charmany Drive
Madison, Wisconsin 53719
(608) 238-8008
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corey A. Chambas

President and Chief Executive Officer

First Business Financial Services, Inc.

401 Charmany Drive

Madison, Wisconsin 53719

(608) 238-8008

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Fleetwood, Esq. Brad A. Kopetsky, Esq. Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Barbara M. Conley, Esq. Senior Vice President, Corporate Secretary and General Counsel First Business Financial Services, Inc. 401 Charmany Drive Madison, Wisconsin 53719 (608) 238-8008	Christopher J. Zinski, Esq. David S. McCarthy, Esq. Schiff Hardin LLP 233 South Wacker Drive Suite 6600 Chicago, Illinois 60606 (312) 258-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-184690

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common stock, $0.01 par value per share, with attached common share purchase rights(3)	—	—	$345,000	$47.06

(1)                                  The shares being registered under this Registration Statement are in addition to the proposed maximum aggregate offering price of $28,750,000 registered pursuant to the Registration Statement on Form S-1 (File No. 333-184690), which registration statement was declared effective by the Securities and Exchange Commission on December 4, 2012. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such registration statement is hereby registered.

(2)                                  Calculated in accordance with Rule 457(o) under the Securities Act.

(3)                                  Each share of First Business Financial Services, Inc. common stock has attached thereto one common share purchase right.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by First Business Financial Services, Inc., a Wisconsin corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-184690), declared effective by the Securities and Exchange Commission (the “Commission”) on December 4, 2012, and all exhibits thereto, are incorporated by reference into this registration statement in their entirety and are deemed to be a part of this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

PART II - INFORMATION NOT REQUIRES IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)                                 Exhibits

Exhibit Number	Description
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney

*                                         Previously filed on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-184690) which was originally filed with the Commission November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madison, Wisconsin, on December 4, 2012.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:	/s/ COREY A. CHAMBAS
Corey A. Chambas
Chief Executive Officer
(Principal Executive Officer)

Power of Attorney

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ COREY A. CHAMBAS	Director; Chief Executive Officer (Principal Executive Officer)	December 4, 2012
Corey A. Chambas

/s/ JAMES F. ROPELLA	Chief Financial Officer (Principal Financial Officer)	December 4, 2012
James F. Ropella

/s/ SHAUNA M. GNORSKI	Chief Accounting Officer (Principal Accounting Officer)	December 4, 2012
Shauna M. Gnorski

/s/ MARK D. BUGHER*	Director	December 4, 2012
Mark D. Bugher

/s/ JAN A. EDDY*	Director	December 4, 2012
Jan A. Eddy

/s/ JOHN J. HARRIS*	Director	December 4, 2012
John J. Harris

/s/ GERALD L. KILCOYNE*	Director	December 4, 2012
Gerald L. Kilcoyne

/s/ JOHN M. SILSETH*	Director	December 4, 2012
John M. Silseth

/s/ JEROME J. SMITH*	Director	December 4, 2012
Jerome J. Smith

/s/ BARBARA H. STEPHENS*	Director	December 4, 2012
Barbara H. Stephens

/s/ DEAN W. VOEKS*	Director	December 4, 2012
Dean W. Voeks

* By:	/s/ COREY A. CHAMBAS
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney

*                                         Previously filed on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-184690) which was originally filed with the Commission November 1, 2012.